EXHIBIT 10.18 (a)

SECOND AMENDED AND RESTATED EXCHANGE AGREEMENT

This Second Amended and Restated Exchange Agreement (this "Agreement") is entered into as of September 28th, 2001, among NBOC Bank, a division of First Commonwealth Bank, successor in interest to National Bank of the Commonwealth, in its capacity as Lender pursuant to the Credit Agreement referred to herein (the "Lender"), Crown American Realty Trust, a Maryland real estate investment trust (the "REIT"), Crown American Properties, L.P., a Delaware limited partnership (the "Partnership"), Crown Investments Trust, a Delaware business trust ("Borrower" or "CIT") and Crown American Investment Company, a Delaware corporation ("CAIC").

W I T N E S S E T H:

WHEREAS, CIT and the Lender have entered into a Revolving Credit Agreement dated as of March 10, 1995 (the "Revolving Credit Agreement"), as amended from time to time thereafter, and concurrently herewith are entering into a Fifth Amendment to Revolving Credit Agreement (the "Fifth Amendment"; such Revolving Credit Agreement, as previously amended and as further amended by such Fifth Amendment, being referred to herein as the "Credit Agreement");

WHEREAS, the obligations of CIT to the Lender under the Credit Agreement are secured pursuant to that certain Second Amendment to Assignment and Security Agreement dated on or about the date hereof (such Second Amendment to Assignment and Security Agreement, as previously amended, being referred to herein as the "Security Agreement") whereby CAIC has acknowledged and reaffirmed its previous pledge to NBOC of 432,398 partnership units in Crown American Properties, L.P., a Delaware limited partnership (the "Partnership Units") and CIT pledged to NBOC 2,000,000 Partnership Units for a total pledge of 2,432,398 Partnership Units; and

WHEREAS, it is a condition precedent to the Lender's willingness to enter into the Fifth Amendment that the Lender has the right after an Exchange Event (as defined in Section 2(g) below), to exchange the Partnership Units for shares of beneficial interest in the REIT ("REIT Shares") so long as such exchange (together with all other REIT Shares then pledged to the Lender to secure the obligations of the Borrower under the Credit Agreement, including the 2,850,671 shares cumulatively pledged pursuant to the terms of that certain Security and Pledge Agreement dated as of March 10, 1995, as amended) does not cause the REIT to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code of 1986, as amended (the "REIT Regulation") and subject to the other restrictions described below.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Incorporation of Recitals. The foregoing recitals are incorporated by this reference as if fully set forth herein.

2. Exchange of Units. Following the occurrence of an Exchange Event (as defined below), the Lender shall have the right in its sole and absolute discretion, on such number of occasions as it shall elect, to exchange the Partnership Units (or any portion thereof) for REIT Shares on the following terms:

(a) The Lender shall initiate each such exchange by delivering to the REIT with a copy to the Borrower a written notice (i) stating that an Exchange Event has occurred, (ii) requesting that the REIT issue and deliver to the Lender or its designee REIT Shares in the denominations designated by the Lender in exchange for a specified number of Partnership Units (the "Tendered Units"); and (iii) specifying the name in which such REIT Shares shall be registered as specified by the Lender in its sole and absolute discretion (the "Exchange Notice").

(b) On the applicable Exchange Date (as defined below), the REIT shall deliver to the Lender a number of REIT Shares (and any associated rights) equal to the product obtained by multiplying the number of Tendered Units by the Conversion Factor (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 17, 1993, as modified, supplemented or amended from time to time (the "Partnership Agreement")), which REIT Shares shall be in the denominations and registered in the name specified in the Exchange Notice; provided, however, that the REIT shall not deliver REIT Shares to the Lender in exchange for Partnership Units pursuant to this Exchange Agreement on any particular date to the extent that such exchange and delivery would result in a violation of the REIT Regulation.

(c) Upon the REIT's issuance and the Lender's receipt of REIT Shares (and any associated rights) in exchange for the Tendered Units in accordance with this Agreement, the REIT shall be deemed for all purposes to be the owner of the Tendered Units and shall cause the Partnership's books to be adjusted to reflect such change in ownership.

(d) The obligation of the REIT to issue REIT Shares in exchange for the Tendered Units in accordance with the terms hereof shall be absolute and unconditional and shall not be subject to any defense by reason of the actual or alleged invalidity, illegality or unenforceability of the Exchange Notice, the Credit Agreement, the Security Agreement, or any of the other documents evidencing, securing or otherwise pertaining to the Credit Agreement, the actual or alleged nonoccurrence of an Exchange Event, or otherwise. The Borrower irrevocably agrees and acknowledges that the delivery of an Exchange Notice shall be conclusive evidence that an Exchange Event has occurred for purposes of this Agreement, and the Borrower waives all claims, damages, costs, losses, demands or actions against the Lender arising out or as a result of a declaration by the Lender that an Exchange Event has occurred or the exchange of Partnership Units for REIT Shares pursuant to the terms hereof, other than any such claim, damage, cost, loss, demand or action resulting from any such declaration or exchange made by the Lender in bad faith.

(e) If an Exchange Notice is delivered to the REIT at or prior to 11:30 a.m. (Eastern Time) on a Business Day (as defined below), the REIT Shares (and any associated rights) to be issued and delivered by the REIT hereunder shall be delivered to the Lender not later than 3:30 p.m. (Eastern Time) on the third Business Day following delivery of such Exchange Notice, and if any Exchange Notice is delivered by the REIT after 11:30 a.m. on a Business Day, then such REIT Shares shall be issued and delivered not later than 11:30 a.m. (Eastern Time) on the fourth Business Day following delivery of such Exchange Notice (the "Exchange Date"). REIT Shares delivered pursuant to this Agreement shall be duly and validly issued, fully paid and nonassessable and shall be evidenced by certificates therefor.

(f) Notwithstanding anything to the contrary herein, the Lender covenants and agrees that any violation or attempted violation of the REIT Regulation by the Lender or its designee will result, to the extent necessary, in the exchange of REIT Shares held by the Lender for Excess Shares (as defined in the Second Amended and Restated Declaration of Trust of the REIT, dated August 6, 1993 (the "Trust Declaration")) in accordance with Section 6.6 of the Trust Declaration.

(g) For purposes of this Agreement (i) an "Exchange Event" shall mean the occurrence and continuance beyond any applicable grace period provided therefor of an Event of Default under and as defined in the Credit Agreement, and (ii) a "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or permitted by law or other government actions to be closed.

3. Not a Redemption. Any exchange of Partnership Units for REIT Shares pursuant to this Agreement will not constitute a redemption of Partnership Units by the Partnership under Section 11.1 or any other provision of the Partnership Agreement. Accordingly, the parties agree that nothing in the Partnership Agreement, including, without limitation, the provisions of Section 11.1 thereof, shall impose a time limitation upon the exercise of the Lender's right of exchange under Section 2 of this Agreement.

4. Foreclosure on Units. If the Lender shall fail to receive REIT Shares in exchange for Partnership Units in accordance with this Agreement for any reason whatsoever, the Lender may foreclose or otherwise realize upon such Tendered Units in accordance with the terms of the Security Agreement and exercise any and all other rights and remedies with respect to such Tendered Units as the Lender may have under such Security Agreement in its sole and absolute discretion, and in connection therewith any purchaser or transferee of all or any portion of the Tendered Units (including, without limitation, the Lender) shall have the right, at its election, to become either an assignee of the Initial Limited Partner or a Limited Partner (as such terms are defined in the Partnership Agreement) with respect to such Tendered Units.

5. Obligations of the REIT. The REIT shall be entitled and obligated to rely without inquiry on the written statement of the Lender that an Exchange Event has occurred. The only obligations of the REIT under this Agreement shall be to register and deliver REIT Shares (and any associated rights) in exchange for Tendered Units in accordance with the terms of Section 2 hereof. The REIT acknowledges and agrees that it waives any right of setoff that it may have in respect of the REIT Shares to be issued and delivered pursuant to this Agreement.

6. Notices. All notices, approvals, demands, requests, consents and other communications provided for hereunder shall be in writing, shall refer to this Agreement, and shall be delivered by hand or by facsimile transmission or sent by registered or certified mail, return receipt requested, or by overnight courier service to the recipient at the address set forth below:

If to the REIT:

Crown American Realty Trust
Pasquerilla Plaza
Johnstown, Pennsylvania 15907
Attention: Mr. Mark E. Pasquerilla, CEO and President
Telephone: (814) 535-9328
Facsimile: (814) 535-9349

If to the Borrower:

Crown Investments Trust
Pasquerilla Plaza
Johnstown, Pennsylvania 15907
Attention: Mr. Mark E. Pasquerilla,
President
Telephone: (814) 535-9328
Facsimile:(814) 535-9349

with a copy to:

Reed Smith LLP
Mellon Square
435 Sixth Avenue
Pittsburgh, Pennsylvania 15219
Attention: Patrick Sweeney, Esq.
Telephone: (412) 288-7276
Facsimile: (412) 288-3063

If to the Lender:

NBOC Bank
Philadelphia and Sixth Streets
Indiana, Pennsylvania 15701
Attention: Mr. Joseph E. Dell, Jr.
Telephone: (724) 463-5604
Facsimile: (724) 465-5702

with a copy to:

Tucker, Arensberg, P.C.
1500 One PPG Plaza
Pittsburgh, PA 15222
Attention: Linda Acheson, Esq.
Telephone: (412) 566-1212
Facsimile: (412) 594-5619

or, at such other address or facsimile number as shall be designated by a party in a written notice to the other party. All such notices and other communications shall be deemed given and effective: (a) when sent by mail, on the second Business Day after the date deposited in the United States mail, (b) when sent by overnight courier, on the next Business Day after delivery to the courier service, and (c) when delivered by hand or transmitted by facsimile, on the date of delivery or transmission, as the case may be.

7. Severability. If any provision of this Agreement is held invalid, such invalidity will not affect any other provision of this Agreement that can be given effect without the invalid provision, and to this end, the provisions of this Agreement are severable.

8. Assignment. The REIT may not assign any of its rights or obligations hereunder. The Lender, Borrower and CAIC may assign their respective rights and obligations hereunder to the extent permitted pursuant to the Credit Agreement. This Agreement is binding upon and shall inure to the benefit of each of the parties hereto and its respective successors and permitted assigns.

9. Amendment. This Agreement may be modified only by a written instrument duly executed by all the parties hereto, and compliance with any provision or condition contained in this Agreement, or the obtaining of any consent provided for in this Agreement, may be waived only by written instrument duly executed by the party to be bound by such waiver.

10. Governing Law. The rights of the parties arising under this Agreement shall be construed and enforced under the laws of the Commonwealth of Pennsylvania.

11. Captions. The captions in this Agreement are for convenience only, do not form a part of it, and do not in any way modify, interpret or construe the intentions of the parties to it.

12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

13. Specific Performance. The REIT recognizes and agrees that the Lender's remedy at law for any breach by the REIT of any of the provisions of this Agreement would be inadequate and that the Lender would be irreparably injured by any such breach, and the REIT agrees to the fullest extent permitted by law that for breach or threatened breach of any of such provisions, the Lender shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled (without posting a bond) to injunctive relief (preliminary, mandatory, temporary and permanent) and to enforce its rights by an action for specific performance. The REIT agrees to and hereby does waive the defense in any action for specific performance that a remedy at law would be inadequate.

IN WITNESS WHEREOF, each of the undersigned has executed, or caused its duly authorized representative to execute, this Agreement as of the date set forth in the first paragraph of this Agreement.

NBOC BANK, a division of First Commonwealth Bank
By: /s/ Joseph E. Dell, Jr.
Name: Joseph E. Dell, Jr.
Title: Senior Vice President

CROWN AMERICAN REALTY TRUST
By: /s/ Terry L. Stevens
Name: Terry L. Stevens
Title: Chief Financial Officer

CROWN AMERICAN PROPERTIES, L.P.
By: Its General Partner, CROWN AMERICAN REALTY TRUST
By: /s/ Terry L. Stevens
Name: Terry L. Stevens
Title: Chief Financial Officer

CROWN INVESTMENTS TRUST
By: /s/ Ronald J. Hamilton
Name: Ronald J. Hamilton
Title: Vice President

CROWN AMERICAN INVESTMENT COMPANY
By: /s/ Ronald J. Hamilton
Name: Ronald J. Hamilton
Title: Vice President